EXHIBIT 10(b)

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                               KNIGHT-RIDDER, INC.



                              COMPENSATION PLAN FOR



                              NONEMPLOYEE DIRECTORS




                                                          EFFECTIVE JULY 1, 1997
                                             AS AMENDED THROUGH OCTOBER 24, 2000

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                               KNIGHT-RIDDER, INC.
                   COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I       PURPOSE AND INTENT OF PLAN.....................................1

ARTICLE II      DEFINITIONS....................................................1

ARTICLE III     ANNUAL RETAINER FEE............................................3
     3.1        Time and Form of Payment.......................................3
     3.2        Election to Receive Stock......................................3
     3.3        Determination of Number of Shares of Stock.....................3
     3.4        Registration of Stock..........................................3

ARTICLE IV      BOARD MEETING AND COMMITTEE FEES...............................4
     4.1        Board Meeting Fee..............................................4
     4.2        Committee Meeting Fee..........................................4
     4.3        Committee Chairperson Fee......................................4

ARTICLE V       ANNUAL OPTION GRANTS...........................................4
     5.1        Grant of Options...............................................4
     5.2        Vesting of Options; Expiration.................................4
     5.3        Exercise of Options Following Termination of Service...........5
     5.4        Time and Manner of Exercise of Options.........................5
     5.5        Restrictions on Transfer.......................................6
     5.6        Acceleration of Vesting........................................7

ARTICLE VI      SPECIAL PROVISIONS FOR OUTSIDE DIRECTORS.......................9
     6.1        Outside Directors Eligible for Phantom Share Grant.............9
     6.2        Outside Directors Eligible for Retirement Plan.................9

ARTICLE VII     SHARES AVAILABLE UNDER PLAN....................................9

ARTICLE VIII    RECAPITALIZATION OR REORGANIZATION............................10
     8.1        Authority of the Company and Shareholders.....................10
     8.2        Change in Capitalization......................................10

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ARTICLE IX      TERMINATION AND AMENDMENT OF THE PLAN.........................10
     9.1        Termination...................................................10
     9.2        General Power of Board........................................11
     9.3        When Director Consent Required................................11

ARTICLE X       ADMINISTRATION OF PLAN........................................11

ARTICLE XI      MISCELLANEOUS.................................................11
     11.1       Tax Withholding...............................................11
     11.2       No Right to Reelection........................................11
     11.3       Unfunded Plan.................................................11
     11.4       Other Compensation Arrangements...............................12
     11.5       Securities Law Restrictions...................................12
     11.6       Compliance with Rule 16b-3....................................12
     11.7       Expenses......................................................12
     11.8       Governing Law; Venue..........................................12

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                               KNIGHT-RIDDER, INC.
                   COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
                      (AS AMENDED THROUGH OCTOBER 24, 2000)


         The KNIGHT-RIDDER, INC. COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS is hereby established by Knight-Ridder, Inc. effective July 1, 1997.


                                    ARTICLE I
                           PURPOSE AND INTENT OF PLAN

         The purpose of the Plan is to attract and retain the services of qualified individuals who are not employees of the Company to serve as members of the Board. This Plan sets forth the terms of compensation to be provided to such Directors for their services as members of the Board of the Company.

         Articles III, IV and V provide for different types of compensation payable to all Directors. Article VI provides for grants of Phantom Share Units to certain Outside Directors and for participation in the Company's Retirement Plan for other Outside Directors. This Plan and the Retirement Plan reflect all compensation programs in effect for Directors.


                                   ARTICLE II
                                   DEFINITIONS

         As used in this Plan, the following terms shall have the meaning hereinafter set forth:

         2.1 "Annual Retainer Fee" means the annual fee payable to a Director for service on the Board. The Annual Retainer Fee currently in effect is set forth on Appendix One hereto, which the Board may amend from time to time. The Annual Retainer Fee shall be pro-rated on a quarterly basis for a Board member who serves less than an entire calendar year.

         2.2 "Beneficiary" means the person designated by the Director to receive benefits hereunder following the death of the Director or, if the Director fails to so designate, the Director's estate.

         2.3   "Board" means the Board of Directors of the Company.

         2.4   "Code" means the Internal Revenue Code of 1986, as amended.

         2.5 "Common Stock" means the Common Stock of the Company, par value $.02 1/12 per share.

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         2.6   "Company" means Knight-Ridder, Inc., a Florida corporation, or any successor legal entity.

         2.7 "Disability" means a Director's physical or mental condition which is expected to render the Director unable to perform his or her usual duties or any comparable duties for the Company. The determination of a Director's Disability will be made by the Board in its sole discretion.

         2.8 "Director" means a member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates.

         2.9   "Effective Date" means July 1, 1997.

         2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.11 "Fair Market Value" means the mean between the highest and lowest sales price of a share of Common Stock on the date in question as reported on the composite tape for issues listed on the New York Stock Exchange. If no transaction was reported on the composite tape in the Common Stock on such date, the prices used shall be the prices reported on the nearest day preceding the date in question. If the Common Stock is not then quoted on the composite tape, "fair market value" shall be the closing sales price on the mean between the closing bid and asked prices on the date in question, as applicable, as furnished by any member firm of the New York Stock Exchange selected from time to time for that purpose by the Board.

         2.12 "Option" means an option to purchase shares of Common Stock awarded to a Director pursuant to the Plan, which option shall not be intended to qualify, and shall not be treated, as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.13 "Outside Director" means any Director who is not, and never was, an employee of the Company or any of its subsidiaries or affiliates.

         2.14 "Phantom Share Unit" means a bookkeeping unit representing one share of Common Stock.

         2.15 "Plan" means this Knight-Ridder, Inc. Compensation Plan for Nonemployee Directors.

         2.16 "Retirement" means the Termination of Service of a Director at or after age sixty-five (65).

         2.17 "Retirement Plan" means the Knight-Ridder, Inc. Retirement Plan for Outside Directors, a copy of which is attached hereto as Appendix Three.

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         2.18  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         2.19 "Termination of Service" shall mean cessation of service as a Director of the Company.


                                   ARTICLE III
                               ANNUAL RETAINER FEE

         3.1 TIME AND FORM OF PAYMENT. The Annual Retainer Fee is payable in equal quarterly payments on the date of the Board's regularly scheduled quarterly meeting, except as provided in Section 3.3 concerning payment in Common Stock. Through the date of the first quarterly meeting in 1998, each Director shall receive his or her quarterly payment of the Annual Retainer Fee entirely in cash. Effective with the date of the second quarterly meeting in 1998, one-half of the quarterly payment of the Annual Retainer Fee shall be paid in Common Stock. The balance of the quarterly payment of the Annual Retainer Fee shall be paid in cash or, if the Director elects, in the manner described below, in Common Stock or a combination of cash and Common Stock.

         3.2 ELECTION TO RECEIVE STOCK. On or before April 1, 1998, any Director who desires to receive any portion of the balance of each quarterly payment of the Annual Retainer Fee due for the remainder of 1998 in Common Stock shall so indicate on a written election form filed with the Secretary of the Company. On or before November 30 of any year, any Director who desires to receive any portion of the balance of the Annual Retainer Fee due for the succeeding calendar year in Common Stock shall so indicate on a written election form filed with the Secretary of the Company. A newly elected Director may make such an election with respect to one-half of his or her pro-rated Annual Retainer Fee for the remainder of the calendar year within one month following his or her election to the Board. Any such election shall remain in effect for each succeeding calendar year unless the Director has amended or revoked the election in writing on or before November 30 of the preceding calendar year.

         3.3 DETERMINATION OF NUMBER OF SHARES OF STOCK. The number of shares of Common Stock to be paid to each Director shall be determined by dividing the amount of the Annual Retainer Fee to be paid in Common Stock by the Fair Market Value of a share of Common Stock on the date of payment, described in the next sentence. The date of payment of that portion of the Annual Retainer Fee to be paid in Common Stock shall be the fifth business day before the date of the regularly scheduled quarterly meeting of the Board.

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         3.4   REGISTRATION OF STOCK. The appropriate number of shares of Common
Stock shall be registered in the name of the Director and shall be delivered to the Director by paperless transfer effected through records maintained by the Depository Trust Company (the "DTC"). Such registration shall occur as soon as possible after the date for payment of such Common Stock, as provided above.
Upon registration, the Director shall have all the rights and privileges of a stockholder as to such shares, including the right to receive dividends and the right to vote such shares. The shares of Common Stock paid to the Director hereunder are immediately vested upon payment, are not forfeitable to the Company for any reason and shall not be subject to any restrictions on transfer (other than those imposed under applicable law or under any trading policy of the Company).


                                   ARTICLE IV
                        BOARD MEETING AND COMMITTEE FEES

         4.1 BOARD MEETING FEE. Each Director also shall receive a fee for attendance, either in person or by electronic medium, at each meeting of the Board. The Board meeting fee currently in effect is set forth on Appendix One hereto, which the Board may amend from time to time. The Board meeting fee shall be paid in cash on the date of the Board meeting.

         4.2 COMMITTEE MEETING FEE. Each Director also shall receive a fee for attendance, either in person or by electronic medium, at each meeting of a committee of the Board on which the Director serves. The committee meeting fee currently in effect is set forth on Appendix One hereto, which the Board may amend from time to time. The committee meeting fee shall be paid in cash on the date of the committee meeting.

         4.3 COMMITTEE CHAIRPERSON FEE. Each Director who serves as chairperson of a committee of the Board shall receive an additional fee for such service. The annual committee chairperson fee currently in effect is set forth on Appendix One hereto, which the Board may amend from time to time. The committee chairperson fee shall be paid in quarterly installments in cash on the date of each regularly scheduled quarterly meeting of the Board. The committee chairperson fee shall be pro-rated on a quarterly basis for service as chairperson of a committee for less than a full year.

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                                    ARTICLE V
                              ANNUAL OPTION GRANTS

         5.1 GRANT OF OPTIONS. Beginning with December 1997, an annual option grant will be made by the Compensation Committee of the Board to each Director to purchase such number of shares of Common Stock of the Company as may be established by the Board. The number of options to be granted on an annual basis is set forth on Appendix One hereto, which the Board may amend from time to time. Such Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock on the date of grant, which shall be determined by the Compensation Committee of the Board, and shall be subject to the vesting schedule provided in Section 5.2 and to the other terms and conditions provided for herein.

         5.2 VESTING OF OPTIONS; EXPIRATION. One-third of the Options granted in any year shall vest and become exercisable on the first, second and third annual anniversaries of the date of grant. Each Option granted hereunder shall expire no later than ten (10) years after the date the Option is granted, but may expire before such date as provided in Section 5.3.

         5.3   EXERCISE OF OPTIONS FOLLOWING TERMINATION OF SERVICE.

               (a) EXERCISE FOLLOWING TERMINATION OF SERVICE DUE TO DISABILITY OR RETIREMENT. If a Director ceases to be a member of the Board by reason of Disability or Retirement, all Options granted to such Director may be exercised by the Director at any time within five years after the date of Termination of Service. Options not exercisable at the beginning of the five-year period will become exercisable during such five-year period as if the Director had not Terminated Service, in accordance with Section 5.2, above. At the end of such five-year period, all Options not exercised shall expire.

               (b) EXERCISE FOLLOWING TERMINATION OF SERVICE DUE TO DEATH. If a Director ceases to be a member of the Board by reason of death, or if a former Director dies during the five-year period following Termination of Service due to Disability or Retirement, all Options granted to such Director may be exercised by such Director's estate, personal representative or beneficiary, as the case may be, at any time within the first to expire of the following periods: (i) three years after the date of the Director's death or (ii) five years after the date of the Director's Termination of Service. Options not exercisable at the date of death will become exercisable during such post-Termination period as if the Director had not died, in accordance with
Section 5.2, above. At the end of such period, all Options not exercised shall expire.

               (c) EXERCISE FOLLOWING OTHER TERMINATIONS OF SERVICE. If a Director ceases to be a member of the Board for any reason other than Disability, Retirement or Death, then (i) the Director shall have the right,

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subject to the terms and conditions hereof, to exercise the Option, to the extent it has vested as of the date of such Termination of Service, at any time within three months after the date of such termination, and (ii) the unvested portion of any Options awarded to the Director shall be forfeited as of the date of Termination of Service.

         5.4   TIME AND MANNER OF EXERCISE OF OPTIONS.

               (a) NOTICE OF EXERCISE. Subject to the other terms and conditions hereof, a Director (or other person exercising such options) may exercise any Options, to the extent such Options are vested, by giving written notice of exercise to the Company; provided, however, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which the Company receives such written notice or
(ii) the date on which the conditions provided in Section 5.4(b) are satisfied.

               (b) PAYMENT. Payment for the shares of Common Stock to be received upon the exercise of Options must be made at the date of exercise of such Options and may be made in cash or by delivery to the Company of shares of Common Stock already owned by the Director (or other person exercising such Options) the Fair Market Value of which on the date of exercise is equal to the total exercise price, or in a combination of cash and shares. Payment of the exercise price in shares of Common Stock shall be made by (i) delivering to the Company the share certificate(s) or other evidence of ownership representing the required number of shares, with the Director (or other person exercising such Options) signing his or her name on the back, (ii) attaching executed stock powers to such share certificate(s) or (iii) paperless transfer of the required number of shares effected through records maintained by the DTC. Such shares shall be endorsed to the Company. The signature of the Director or other owner must be guaranteed by a commercial bank or trust company or by a brokerage firm having membership on the New York Stock Exchange. Payment of the purchase price may also be made through the delivery to the Company of the sale proceeds of all or part of the shares of common stock of the Company that are the subject of this option; provided that the Optionee instructs the Company's Designated Broker to effect on the date such instruction is given to the Company's Designated Broker (which shall be deemed to be the date of exercise) or as early as practicable thereafter the sale of such number of such shares "at the market" in a broker's transaction (within the meaning of Section 4(4) of the Securities Act of 1933, as amended), the proceeds of which shall be at least equal to the purchase price of this option plus the amount of taxes required to be withheld plus transaction costs. In accordance with these instructions, the Company's Designated Broker shall sell such shares, deliver to the Company the portion of the proceeds of such sale which equals the purchase price of this option plus the amount of taxes required to be withheld and remit the remaining sale proceeds (net of transaction costs), to the Optionee. Exercise of any Options shall comply with Rule 16b-3 of the Exchange Act.

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               (c) STOCKHOLDER RIGHTS. A Director shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until the shares have been issued to the Director, by delivery of stock certificates or by paperless transfer pursuant to Section 5.4(e), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Director shall become the holder of record thereof.

               (d) LIMITATION ON EXERCISE. No Option shall be exercisable unless the Common Stock subject thereto has been registered under the Securities Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification under such state "blue sky" laws is available.

               (e) ISSUANCE OF SHARES. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Director (or such other person who exercised the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Director (or such other person), one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Alternatively, the Company may effect such issuance of Shares by paperless transfer through records maintained by the DTC. Such shares shall be fully paid and nonassessable and shall be issued in the name of the Director (or such other person).

         5.5 RESTRICTIONS ON TRANSFER. An Option may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution provided, however, that the Board may, subject to such terms and conditions as the Board shall specify, permit the transfer of an Option to a Director's family members or to one or more trusts established solely for the benefit of one or more of such family members. The Option shall be exercisable, during the Director's lifetime, only by the Director or by the person to whom the Option has been transferred in accordance with the previous sentence. A transferee's rights under an Option shall be no greater than the rights held by the Director under said Option. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, or as permitted under this Section, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

         5.6 ACCELERATION OF VESTING. All options granted hereunder to Directors who have not ceased to be a member of the Board shall become fully vested and exercisable upon a `Change of Control' of the Company. Change of Control means the occurrence of any of the following:

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               (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 65% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

               (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

               (c) A change in the composition of the Board of Directors of the Company, as a result of which fewer that one-half of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

               (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this subparagraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude:

               (i) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company; and

               (ii) A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

         A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

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                                   ARTICLE VI
                    SPECIAL PROVISIONS FOR OUTSIDE DIRECTORS

         6.1 OUTSIDE DIRECTORS ELIGIBLE FOR PHANTOM SHARE GRANT. Each Outside Director shall receive grants of Phantom Share Units as described in Appendix Two to this Plan provided that such Outside Director either (i) was a Board member as of July 1, 1996 and was under age sixty-five on that date or (ii) began service as a Director of the Company on or after July 1, 1996. The Outside Directors who are eligible to receive grants of Phantom Share Units are referred to in the Plan, including Appendix Two, as "Eligible Outside Directors."

         6.2 OUTSIDE DIRECTORS ELIGIBLE FOR RETIREMENT PLAN. An Outside Director who was age sixty-five or over on July 1, 1996 is not eligible to receive a grant of a Phantom Share Unit but is eligible to participate in the Retirement Plan.


                                   ARTICLE VII
                           SHARES AVAILABLE UNDER PLAN

         Subject to the provisions of Article VIII of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan in payment of a Director's Annual Retainer Fee or upon exercise of Stock Options shall not exceed 200,000 shares (the "Share Limit"). Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

         (a) the number of shares granted under the Plan or subject to any Option granted under the Plan shall be charged against the Share Limit; and

         (b) the Share Limit (as reduced under clause (a)) shall be increased by:

             (i) the number of shares subject to an Option which lapses, expires or is otherwise terminated without the issuance of such shares,

             (ii) the number of shares tendered to pay the exercise price of an Option, and

             (iii) the number of shares withheld to satisfy any tax withholding obligations of a Director with respect to any shares or other payments hereunder.

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                                  ARTICLE VIII
                       RECAPITALIZATION OR REORGANIZATION

         8.1 AUTHORITY OF THE COMPANY AND SHAREHOLDERS. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         8.2 CHANGE IN CAPITALIZATION. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Board in its discretion, may make (i) such proportionate adjustments as it considers appropriate (in the form determined by the Board in its sole discretion) to prevent diminution or enlargement of the rights of Directors under the Plan with respect to the aggregate number of shares of Common Stock authorized for payment as Annual Retainer Fee under the Plan, for grants of Options under the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise prices in respect thereof, the number of shares of Common Stock covered by future Option grants and the number of Phantom Share Units credited to a Director's Phantom Share Account and/or (ii) such other adjustments as it deems appropriate. The Board's determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Directors.


                                   ARTICLE IX
                      TERMINATION AND AMENDMENT OF THE PLAN

         9.1 TERMINATION. The Plan shall terminate at such date as determined by the Board in its sole discretion. Termination of the Plan will not result in accelerated vesting of Options previously granted or payment of an Outside Director's Phantom Share Account before the date provided for in Appendix Two. Vesting of Options shall continue as described in Article V and payment of the Phantom Share Account will occur as provided in Appendix Two.

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         9.2    GENERAL POWER OF BOARD. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule.

         9.3 WHEN DIRECTOR CONSENT REQUIRED. The Board may not alter, amend, suspend, or terminate the Plan without the consent of any Director to the extent that such action would adversely affect his or her rights with respect to Common Stock or Options that have previously been granted or with respect to the amount then credited to the Outside Director's Phantom Share Account, including the right to continued crediting of dividend equivalents.


                                    ARTICLE X
                             ADMINISTRATION OF PLAN

         The Board will be responsible for administering the Plan. The Board will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements and notices under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Board pursuant to the Plan shall be final and binding on all persons.


                                   ARTICLE XI
                                  MISCELLANEOUS

        11.1 TAX WITHHOLDING. The Company shall have the right to withhold from payments made to a Director or Beneficiary (under the Plan or otherwise), or to cause a Director or Beneficiary to pay or make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign taxes required to be withheld with respect to any award or payment under the Plan.

        11.2 NO RIGHT TO REELECTION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

        11.3 UNFUNDED PLAN. This Plan is unfunded. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of the Company's creditors. No Director, Beneficiary or any other

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person shall have any interest in any fund or in any specific asset of the
Company by reason of any amount credited to him hereunder, nor shall any Director, Beneficiary or any other person have any right to receive any distribution under the Plan except as, and to the extent, expressly provided in the Plan.

         11.4 OTHER COMPENSATION ARRANGEMENTS. Payments received by a Director under any grant made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other arrangement provided by the Company, including the Retirement Plan.

         11.5 SECURITIES LAW RESTRICTIONS. The Company may require each Director purchasing or acquiring shares of Common Stock pursuant to the Plan to agree with the Company in writing that such Director is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

         11.6 COMPLIANCE WITH RULE 16B-3. The Plan is intended to comply with Rule 16b-3 under the Exchange Act and the Company shall interpret and administer the provisions of the Plan in a manner consistent therewith.

         11.7 EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company.

         11.8 GOVERNING LAW; VENUE. The Plan shall be construed in accordance with the laws of the State of Florida. Any legal action or proceeding hereunder may be initiated only in Santa Clara County, California.

                               KNIGHT-RIDDER, INC.
                   COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

                                  APPENDIX ONE

                 AMOUNTS OF COMPENSATION AS OF OCTOBER 24, 2000



PLAN SECTION NUMBER        FORM OF COMPENSATION                  AMOUNT

      2.1                  Annual Retainer Fee                   $40,000

      4.1                  Board Meeting Fee                     $ 1,500

      4.2                  Committee Meeting Fee                 $ 1,000

      4.3                  Committee Chairperson Annual Fee      $ 5,000

      5.1                  Annual Option Grant                   4,000 Options

      Appendix Two,        Annual Phantom Share Grant,
      Section C            Outside Directors                     600 Share Units